Exhibit 99.a.1.N

COVER SHEET

N/A
S.E.C. Registration Number

BIDDER:	EGS ACQUISITION CO LLC
TARGET:	eTELECARE GLOBAL SOLUTIONS, INC.

(Company’s Full Name)

c/o NEWBRIDGE INTERNATIONAL INVESTMENT LTD

32/F TOWER ONE & EXCHANGE PLAZA, AYALA AVE. MAKATI CITY

(Business Address: No. Street City / Town / Province)

MARIA TERESA D. MERCADO-FERRER	817-9811
Contact Person	Company Telephone Number

Month Day	SEC Form 19-1	Month Date
Fiscal Year	Form Type	Annual Meeting

Secondary License Type, If Applicable

Dept. Requiring this Doc.		Amended Articles Number/Section

Total No. of Stockholders	Domestic	Foreign

To be accomplished by SEC Personnel concerned

File Number	LCU

Document I.D.	Cashier

S T A M P S

Remarks = pls. use black ink for scanning purposes

SEC Form 19-1

February 2001

SECURITIES AND EXCHANGE COMMISSION
SEC FORM 19-1

TENDER OFFER REPORT

Check the appropriate box:

☒	Initial Filing

☐	Amendment

Amendment No.

Items Amended by the Filing

1.                  Exact Name of Subject Company as Specified in its Charter:

eTelecare Global Solutions, Inc.

(a)             Address of Principal Offices:

31st Floor, CyberOne Building, Eastwood City

Cyberpark, Libis, Quezon City, Philippines

Postal Code:  1110

(b)            SEC Identification Number:                                                                            (c)    (SEC Use Only)

A200002674                                                                                                                      Industry Classification Code

(d)            BIR Tax Identification Number:  205 366 921 000

2.                  Name of Bidder:

EGS Acquisition Co LLC

Address of Bidder:

c/o NewBridge International Investment Ltd.

32/F, Tower One Exchange Plaza

Ayala Avenue, Makati City

Metro Manila, Philippines

Postal Code:

1226

3.                  Title or Class of Securities Subject to Tender Offer:

All of the issued and outstanding common shares, par value PhP2.00 per share (the “Common Shares”) and all American Depositary Shares, each representing one Common Share (the “ADSs,” and together with the Common Shares, the “Shares”)

SEC Form 19-1

February 2001

Item 1.           Subject Company and Class of Security Subject of the Tender Offer

(a)                                  Please see the information set forth in Exhibit A (Offer to Purchase), under the heading “THE OFFER–Section 9.  Certain Information Concerning the Company,” p. 66, which is incorporated herein by reference.

(b)                                 Please see the information set forth in Exhibit A (Offer to Purchase), under these headings, which is incorporated herein by reference:

1)                                      “SUMMARY TERM SHEET,” p. 2;

2)                                      “INTRODUCTION,” p. 16;

3)                                      “SPECIAL FACTORS - Section 3. Position of the Purchaser Regarding Fairness of the Offer for  Common Shares and ADSs,” p. 30; and

4)                                      “THE OFFER—Section 1. Terms of the Offer,” p. 45.

Please see also the Summary of Terms of the Tender Offer, which is attached hereto and forming integral part hereof as Annex A to Exhibit B (Application to Sell).

(c)                                  Please see the information set forth in Exhibit A (Offer to Purchase), under the heading “THE OFFER – Section 8. Price Range of Common Shares and ADSs; Dividends”, p. 65, which is incorporated herein by reference.

Item 2.           Identity and Background of Bidder and Related Persons

Please see the information set forth in Exhibit A (Offer to Purchase) under these headings, which is incorporated herein by reference:

1)                                      “THE OFFER—Section 10. Certain Information Concerning the Purchaser,” p. 69; and

2)                                      “SCHEDULE A—INFORMATION CONCERNING MANAGERS,  DIRECTORS AND EXECUTIVE OFFICERS OF EACH OF EGS ,THE AYALA ENTITIES, THE PROVIDENCE ENTITIES AND PHILIPPINE PURCHASER,” p. A-1.

Item 3.  Purpose of the Tender Offer and Plans or Proposals of the Bidder

Please see the information set forth in Exhibit A (Offer to Purchase) under these headings, which is incorporated herein by reference:

1)                                      “SUMMARY TERM SHEET,” p. 2;

2)                                      “SPECIAL FACTORS—Section 1. Background,” p. 21;

3)                                      “SPECIAL FACTORS—Section 2. Purpose and Reasons for the Offer; Plans for the Company after the Offer,” p. 28;

4)                                      “SPECIAL FACTORS—Section 5. Effects of the Offer,” p. 33;

5)                                      “THE OFFER—Section 12. Dividends, Distribution and Interest Payments,” p. 74; and

6)                                      “THE OFFER—Section 15. Effect of the Offer on the Market for Common Shares; the Philippine Stock Exchange, Inc. and the NASDAQ Global Market Listings; Securities and Exchange Act of 1934 Registration and Margin Regulations,” p. 91.

Item 4.           Interest in Securities of the Issuer

(a)                                  Please see the information set forth in Exhibit A (Offer to Purchase) under these headings, which is incorporated herein by reference:

1)                                      “INTRODUCTION,” p. 16;

2)                                      “SUMMARY TERM SHEET,” p. 2;

3)                                      “SPECIAL FACTORS—Section 1. Background,” p. 21;

4)                                      “SPECIAL FACTORS—Section 7. Transactions and Arrangements Concerning Common Shares and ADSs,” p. 40;

5)                                      “THE OFFER—Section 10. Certain Information Concerning the Purchaser” p. 69;

6)                                      “THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents,”  p. 74; and

7)                                      “SCHEDULE B—SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT IN THE COMPANY,” p. B-1.

(b)                                 Except as stated in this Report, the Bidder is not aware of any material transaction regarding the common shares of the Company, including the Shares, effected during the past sixty (60) days by the persons named in Item 2 herein.

Item 5.           Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

Please see the information set forth in Exhibit A (Offer to Purchase) under these headings, which is incorporated herein by reference:

1)                                      “INTRODUCTION,” p. 16;

2)                                      “SUMMARY TERM SHEET,” p.  2;

3)                                      “SPECIAL FACTORS—Section 1. Background,” p. 21;

4)                                      “SPECIAL FACTORS—Section 7. Transactions and Arrangements Concerning Common Shares and ADSs,” p. 40;

5)                                      “SPECIAL FACTORS — Section 8. Related Party Transaction; Certain Transactions Between the Purchaser and Its Affiliates and the Company, p.41;

6)                                      “THE OFFER—Section 10. Certain Information Concerning the Purchaser” pp. 69;

7)                                      “THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents,”  p. 74; and

8)                                      “SCHEDULE B—SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT IN THE COMPANY,” p. B-1.

Item 6.           Materials to be Filed as Exhibits

The following Tender Offer materials will be published or made available to stockholders of the Company:

Exhibit A	-	Offer to Purchase filed with the United States Securities and Exchange Commission concurrently with the filing of this Form 19-1 with the Philippine Securities and Exchange Commission (“SEC”)

Exhibit B	-	Application to Sell, which has the following attachments:

		Annex A	-	Summary of Terms of the Tender Offer

		Annex B	-	Form of Irrevocable Power of Attorney for Individual Stockholders of the Company

		Annex C	-	Form of Board Resolution for Corporate Stockholders of the Company

		Annex D	-	Form of Partnership Resolution for Partnership Stockholders of the Company

Exhibit C	-	Instructions to Participating Brokers with attached Annex 1 - Letter to Deutsche Regis Partners Inc. from Participating Brokers delivering shares of their clients

Exhibit D	-

Notice to Shareholders of eTelecare Global Solutions, Inc. - published in Philippine Daily Inquirer and Philippine Star concurrently with the filing of this SEC Form 19-1 with the SEC on November 10, 2008 and to be published also on November 11 and 12, 2008 in said papers

Exhibit E	-	Certification on the sufficiency of the Bidder’s financial resources to satisfy full acceptance of the Shares

Exhibit F	-	Announcement of Intention to Make a Tender Offer to Stockholders of eTelecare Global Solutions, Inc.

Exhibit F-1	-	Affidavit of Publication of Announcement of Intention to Make a Tender Offer to Stockholders of eTelecare Global Solutions, Inc.

Exhibit G	-	Letter from the Bidder to Stockholders of the Company Transmitting the SEC Form 19-1 (with all exhibits).

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Report is true, complete and correct.  This Report is signed in the City of Makati on  November 10, 2008.

EGS Acquisition Co LLC

By:

/s/ Solomon M. Hermosura
Solomon M. Hermosura
Vice President

Exhibit A

OFFER TO PURCHASE

[See Exhibit (a)(1)(A) to this Schedule TO which is incorporated herein by reference]

Exhibit B

Application No.

DEUTSCHE REGIS PARTNERS INC.

23/F Tower One, Ayala Triangle

1226 Makati City, Philippines

Attention:    Mr. Arnold Palada/Ms. Judith Tañedo

APPLICATION TO SELL COMMON SHARES

Offer by EGS Acquisition Co LLC or its assignee for  Common Shares of eTelecare Global Solutions, Inc. (“eTelecare” or the “Company)

[See Exhibit (a)(1)(B) to this Schedule TO which is incorporated herein by reference]

Exhibit C

INSTRUCTIONS TO PSE BROKERS

on the offer of EGS Acquisition Co LLC or its assignee

to purchase shares of eTelecare Global Solutions, Inc.

[See Exhibit (a)(1)(C) to this Schedule TO which is incorporated herein by reference]

Exhibit D

NOTICE TO COMMON STOCKHOLDERS OF ETELECARE GLOBAL SOLUTIONS, INC.

[See Exhibit (a)(1)(I) to this Schedule TO which is incorporated herein by reference]

Exhibit E

CERTIFICATION

[See Exhibit (c) to this Schedule TO which is incorporated herein by reference]

Exhibit F

ANNOUNCEMENT OF INTENTION TO MAKE A TENDER OFFER TO STOCKHOLDERS OF ETELECARE GLOBAL SOLUTIONS, INC.

[See Exhibit (a)(1)(M) to this Schedule TO which is incorporated herein by reference]

Exhibit F-1

AFFIDAVIT OF PUBLICATION OF ANNOUNCEMENT OF INTENTION TO MAKE A TENDER OFFER TO STOCKHOLDERS OF ETELECARE GLOBAL SOLUTIONS, INC.

REPUBLIC OF THE PHILIPPINES	)
CITY OF MANILA	)	s.s.

AFFIDAVIT OF PUBLICATION

I, PERLITA R. DE LARA, of legal age, married, Filipino and with office address at c/o PhilSTAR Daily, Inc., 202 Railroad Street corner Roberto S. Oca Street, Port Area, Manila, after being duly sworn to in accordance with law depose.

That I am the ACCOUNTING SUPERVISOR of the PhilSTAR Daily, Inc. a domestic corporation duly organized and existing under by virtue of Philippine laws with office and business address at 202 Railroad Street corner Roberto S. Oca Street, Port Area, Manila.

That the said corporation publishes THE PHILIPPINE STAR, a daily broadsheet newspaper published in English and of general circulation.

[IMAGE]	That the order of

captioned as follows:

(Please see attached printed text) had been published In THE PHILIPPINE STAR
	in its issues of:	November 07, 2008

/S/ Perlita R. De Lara
PERLITA R. DE LARA
Affiant

SUBSCRIBED AND SWORN to before me this 7th day of November 2008 affiant exhibited to me her Community Tax Certificate No. 13379437 issued at Manila on January 02, 2008.

Doc. No. 125
Page No. 25
Book No. 17	[IMAGE]
Series of 08

REPUBLIC OF THE PHILIPPINES	)
CITY OF MAKATI	)	s.s.

AFFIDAVIT OF PUBLICATION

I, LOURDES C. DIAZ, of legal age, Filipino, married and a resident of Cainta, Rizal, Philippines after having duly sworn to in accordance with law, hereby declare and testify.

1.             That I am the Classified Ads Manager of the PHILIPPINE DAILY INQUIRER, INC., publisher of the Philippine Daily Inquirer which is being published daily in English, of general circulation with editorial and business address at Chino Roces St. cor. Yague and Mascardo Sts., Makati.

[IMAGE]	2. That at the order of RE: TO THE SHAREHOLDERS OF eTELECARE GLOBAL SOLUTIONS, INC.

Dated

text of which would be described as follows:

AS PER ATTACHED

had been published in the Philippine Daily Inquirer in its issue/issues of:

PDI — November 7, 2008
Affiant Further Sayeth Naught, Makati Philippines

/s/ Lourdes C. Diaz

LOURDES C. DIAZ Affiant

SUBSCRIBED AND SWORN to before me this November 07, 2008 day of PHILIPPINES, affiant exhibited to me his/her residence certificate no. 19463220 issued at Cainta, Rizal on January 08, 2008.

Doc. No. 19
Page No. 04
Book No. 34	[IMAGE]
Series of 2008

Exhibit G

[FORM OF LETTER TO HOLDERS OF COMMON SHARES]

[See Exhibit (a)(1)(D) to this Schedule TO which is incorporated herein by reference]